UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

DECEMBER 29, 2023

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa Oklahoma   74114

(Address of Principal Executive Offices)       (Zip Code)

Registrant’s telephone number, including area code:   (539) 444-8002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 par value	EP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2023, Empire North Dakota LLC, a Delaware limited liability company (“Empire North Dakota”) and wholly owned subsidiary of Empire Petroleum Corporation (the “Company”), and Empire ND Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Empire ND Acquisition” and, collectively with Empire North Dakota, “Borrowers”), entered into a Revolver Loan Agreement with Equity Bank (the “Loan Agreement”).

Pursuant to the Loan Agreement: (a) the initial revolver commitment amount is $10,000,000; (b) the maximum revolver commitment amount is $15,000,000; (c) commencing on January 31, 2024, and occurring on the last day of each calendar month thereafter, the revolver commitment amount is reduced by $150,000; (d) commencing on March 31, 2024, there are scheduled semiannual collateral borrowing base redeterminations each year on March 31 and September 30; (e) the final maturity date is December 29, 2026; (f) outstanding borrowings bear interest at a rate equal to the prime rate of interest plus 1.50%, and in no event lower than 8.50%; and (g) Borrowers have the right to prepay loans under the Loan Agreement at any time without a prepayment penalty.

The Loan Agreement is guaranteed by the Company. Borrowers entered into a security agreement, pursuant to which the obligations under the Loan Agreement are secured by liens on substantially all of the assets of Borrowers. Furthermore, the obligations under the Loan Agreement are secured by a continuing, first priority mortgage lien, pledge of and security interest in not less than 80% of Borrowers’ producing oil, gas and other leasehold and mineral interests, including without limitation, those situated in the States of North Dakota and Montana.

The Loan Agreement requires Borrowers to, commencing as of the fiscal quarter ending December 31, 2023, maintain (i) a current ratio of 1.0 to 1.0 or more and (ii) a ratio of funded debt to EBITDAX, calculated quarterly and annually based on a trailing twelve-month basis, of 3.50 to 1.00 or more.

The Loan Agreement also contains customary affirmative and negative covenants, including as to compliance with laws, maintenance of required insurance, delivery of quarterly and annual financial statements, oil and gas engineering reports, maintenance and operation of property (including oil and gas properties), restrictions on the incurrence of liens, indebtedness, asset dispositions, fundamental changes, restricted payments and distributions/dividends.

An initial advance of $4.4 million under the Loan Agreement was used to pay all outstanding indebtedness, including accrued interest and fees, under that certain Senior Revolver Loan Agreement dated as of September 20, 2018, by and among CrossFirst Bank, as lender, and Empire Louisiana LLC, a Delaware limited liability company, and Empire North Dakota, as borrowers (as amended, the “Existing Loan Agreement”).

The foregoing summary of the Loan Agreement is qualified in its entirety by reference to the full terms and conditions of the Loan Agreement, a copy of which is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the Loan Agreement, on December 29, 2023, the Company repaid all indebtedness under the Existing Loan Agreement, including accrued interest and fees, and terminated the Existing Loan Agreement, which was scheduled to expire on August 23, 2024. In addition, all liens securing any obligations under the Existing Loan Agreement were released.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith.

Exhibit Number	Description
10	Revolver Loan Agreement, dated as of December 29, 2023, by and between Empire North Dakota LLC and Empire ND Acquisition LLC, as borrowers, and Equity Bank, as lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: January 5, 2024	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President and Chief Executive Officer

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